October 10, 2014

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

RE: GeNOsys, Inc.

We have read the statements that we understand GeNOsys, Inc. will include under Item 4.01 of the Form 8-K/A report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements under made under Item 4.01.

Yours truly,

Piercy, Bowler, Taylor & Kern

7050 Union Park Ave., Suite 140 ●  Salt Lake City, UT 84047 ●  801-990-1120 ●  pbtk.com